Exhibit 10.26

FIFTH AMENDMENT

TO THE

EARLE M. JORGENSEN

EMPLOYEE STOCK OWNERSHIP PLAN

(As Amended and Restated Effective as of April 1, 2001)

THIS FIFTH AMENDMENT, by EARLE M. JORGENSEN HOLDING COMPANY, INC. (“Holding”), to the Earle M. Jorgensen Employee Stock Ownership Plan (As Amended and Restated Effective as of April 1, 2001) (the “Plan”) is effective as of January             , 2004 or such other date as indicated herein.

WITNESSETH:

WHEREAS, Holding and Earle M. Jorgensen Company ( “EMJC”) have entered into an agreement and plan of merger and reorganization (the “Merger Agreement”) pursuant to which Holding will be merged into a wholly-owned subsidiary of EMJC (the “Merger”) and EMJC will become the Plan Sponsor and the remaining adopting employer under the Plan;

WHEREAS, pursuant to the Merger Agreement, Holding agreed to amend the Plan to provide that a Plan participant who terminates his or her service between the effective time of the Merger and the first business day that is thirty (30) days after the effective time of the Merger (but in no event later than June 30, 2004), may elect to take an immediate distribution of his or her Capital Accumulation from the Plan; and

WHEREAS, Holding further considers it desirable to amend the Plan to provide that, subject to a participant’s right to demand stock, distributions will be made in stock and cash as contained in a participant’s account at the time of distribution.

NOW, THEREFORE, be it resolved, that the Plan is hereby amended as follows:

I.

Section 12(b) of the Plan is hereby amended by adding the following to the end of such section:

“Notwithstanding the foregoing to the contrary, the following special distribution shall be permitted in conjunction with the merger (the “Merger”) of the Company into a wholly-owned subsidiary of the Employer pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of December 18, 2003. If a participant’s service terminates between the effective time of the Merger and the first business day that is thirty (30) days after the effective time of the Merger, but in no event later than June 30, 2004, such Participant may elect to take an immediate lump sum distribution of his or her Capital Accumulation from the Plan.”

II.

Section 14 (a) of the Plan is hereby amended by replacing it in its entirety with the following:

“(a) The Trustee will make distributions from the Trust only, as directed by the Committee. Distribution of a Participant’s Capital Accumulation will be made in the form of shares of Company Stock and cash in the amounts and proportions held in his or her Account on the distribution date, subject to the Participant’s right to demand that such distribution (except his Rollover Account) be in the form of shares of Company Stock.

IN WITNESS WHEREOF, the Company has caused this Fifth Amendment to be executed by its duly authorized officer as of the              day of January, 2004.

EARLE M. JORGENSEN HOLDING COMPANY, INC.

By:

Name: William S. Johnson Title: Vice President and Chief Financial Officer